                                                                    Exhibit 10.9

                               SECURITY AGREEMENT
                               ------------------

     This Security Agreement ("Agreement") is entered into this 31st day of October 1997 by and between The Corporate Advisory Board Company, Inc. ("Creditor") and David G. Bradley (herein referred to as the "Debtor"), with reference to the following facts:

     A. Concurrently herewith, Debtor has executed in favor of Creditor a Promissory Note ("Note") in the aggregate principal amount of $6,500,000.

     B. Debtor desires to pledge certain collateral and proceeds as security for the balance due under the Note on the terms and conditions set forth on this Agreement.

     NOW, THEREFORE, the parties agree as follows:

     1.   Debtor hereby pledges the following:

          A.  Pledge and Collateral.  As assurance and security for the full
              ---------------------
payment of the Note and the faithful performance of all the covenants and conditions to be performed by Debtor under the Note and this Agreement, Debtor hereby pledges, grants, bargains, assigns and transfers to Creditor a security interest in and to fifty percent of the outstanding shares of the common stock of National Journal Group, Inc., a Delaware corporation, as of October 31, 1997, and all substitutions, replacements and proceeds thereof, including cash proceeds, proceeds of cash and all distributions of cash or property thereon, such as cash dividends, stock dividends and stock splits. Such common stock and all such proceeds are hereafter collectively referred to as the "Collateral."

          B.  Pledge of Proceeds.  Debtor warrants and represents that Creditor,
              ------------------
upon demand, shall be entitled to payment of the balance due from any proceeds received from the sale of Collateral. To the extent under the Note that such proceeds are not realized or are insufficient to fully pay off the balance due, Creditor shall credit Debtor for the amount so paid and the principal amount of the balance shall be reduced accordingly.

     2. Representations and Warranties of Debtors. Debtor represents and warrants to Creditor as follows:

          (a) That except for the security interest created hereby, Debtor has title to the Collateral, free and clear of all liens, encumbrances and other security interests.

          (b) That Debtor will be able to pay its debts as they mature, and has not (i) admitted in writing an inability to pay debts as they mature, (ii) made any assignment for the benefit of creditors,
               (iii) applied for or consented to the appointment of a receiver or trustee for its affairs, or (iv) been the subject of any bankruptcy, insolvency, reorganization or liquidation proceeding.

          (c) That the execution, delivery and performance of this Agreement and the Note and the consummation of the transactions contemplated by this Agreement and the Note have been fully authorized by Debtor, and, upon delivery, will be valid and binding agreements and obligations of Debtor.

          (d) That the execution, delivery and performance of this Agreement and the Note, and the compliance with the terms and provisions thereof, and the consummation of the transactions described herein, do not and will not conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of any agreement, commitment, loan agreement, note, contract, lease, indenture, or understanding to which Debtor is a party or by which it is bound or to which the Collateral is subject, or result in the creation of any lien or encumbrance upon the Collateral except for the security interest created hereby.

     3.   Default.  Default under this Agreement will be deemed to have occurred
          -------
upon the happening of any of the following events:

          (a) Debtor fails to pay the principal payments and accrued interest when due in accordance with the Note.

          (b) Debtor files a voluntary proceeding under the Bankruptcy Code, or any involuntary petitions under the Bankruptcy Code are filed against the Debtor;

          (c) Any lien or other attachment is placed against the Collateral (other than the security interest created hereby) or a Writ of Execution is served against the Collateral; or

          (d) Any representation or warranty made under this Agreement is or becomes untrue, or Debtor breaches any covenant hereunder.

     4.   Remedies on Default.  Upon the occurrence of a default, Creditor may
          -------------------
cause the Collateral to be transferred to its name or to the name of its nominees, and Creditor shall have all of the remedies of a secured party under law, which rights shall include the right to sell or dispose of the Collateral, or any part thereof, at public or private sale, and to foreclose the lien or security interest created pursuant to this Agreement by any available judicial procedure or without judicial process if notified to do so by Creditor. The Collateral may then be sold on such day and at such place as determined by the Creditor. Creditor shall deduct and retain from the proceeds of such sale or sales all costs, expenses and charges paid or incurred on the taking, removal, handling and sale of the Collateral, or otherwise incurred in connection therewith, including without limitation all attorney's fees incurred by Creditor; the balance of the proceeds shall be applied by Creditor to the indebtedness, obligations and liabilities secured by the Collateral, in such order and manner as Creditor may determine; and the surplus, if any, shall be paid to the person or persons lawfully entitled to receive the same. At any sale or sales made under this Agreement, or authorized herein, Creditor or any person on behalf of Creditor, or any other person, may bid for and purchase the Collateral being sold.

     5.   Further Documents.  Debtor agrees to execute and deliver such further
          -----------------
documents as may be required by Creditor to more fully perfect and secure its position under this Agreement, including, without limitation, stock powers separate from certificate.

     6.   Voting Rights and Dividends.  During the term; hereof and so long as
          ---------------------------
Debtor is not in default in the performance of any of the terms of this Agreement or in the payment of the principal or interest under the Note, Debtor shall have the right to receive all dividends and other distributions declared with respect to the Collateral, and Debtor shall have the right to vote the Collateral with respect to any and all corporate questions.

     7.   Assignment.  The Agreement and all rights hereunder may not be
          ----------
assigned by either party without prior written notice to the nonassigning party and any such nonconsented to assignment shall be void.

     8.   Notices.  All notices or other communications permitted or required
          -------
pursuant to this Agreement shall be in writing and shall be deemed given upon deposit in the United States mail, first-class, postage prepaid, certified with a return receipt, addressed to the last known address of the parties. Either party shall have the right to change the place of giving notices to it by providing written notice to the other party.

     9.   Litigation and Attorney's Fees.  In the event any party in this
          ------------------------------
Agreement files against the other party to this Agreement an action for the breach hereof or to enforce any of its rights hereunder, the prevailing party in such action shall be entitled to recover from the losing party all expenses incurred by it in such action, including without limitation attorney's fees.

     10.  Entire Agreement.  This Agreement, together with the Note of even
          ----------------
date, constitutes the entire agreement between the parties pertaining to the balance due under the Note. This Agreement may not be amended or modified except by a writing executed by Creditor or Debtor.

     11.  Counterparts.  This Agreement may be executed in counterparts, each of
          ------------
which shall constitute an original document, but which together shall constitute one and the same instrument.

     AGREED TO AND ACCEPTED THIS 31st day of October, 1997.


DEBTOR:                              CREDITOR:
                                     By:  The Advisory Board Company

/s/                                  /s/
-----------------------------------  -------------------------------------------
David G. Bradley                     Jeffrey D. Zients, Executive Vice President

11/21/97                             10/31/97
-----------------------------------  -------------------------------------------
Date                                 Date

                                       3